UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 23, 2014

IBEX ADVANCED MORTGAGE TECHNOLOGY INC.
(Exact name of small business issuer as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-55011	35-2470359
(Commission File Number)	(IRS Employer Identification No.)

6371 Business Blvd, Suite 200, Sarasota, Florida  34240

(Address of principal executive offices and zip code)

(941) 907-8481

(Registrant’s telephone number including area code)

Top to Bottom Pressure Washing, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 23, 2014, the Board of Directors recommended and a majority of the shareholders approved decreasing the authorized capital of the Company from Five Billion (5,000,000,000) Shares to Two Hundred Fifty Million (250,000,000) shares. The effective date of this corporate action was June 23, 2014.

Accordingly, beginning on June 23, 2014, the total authorized capital of the Company will be comprised of 250,000,000 shares of common stock.

This was just a reduction in the authorized capital; the number of issued and outstanding shares was not changed and remains the same.

Section 9—Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

a.

None

b.

Exhibits

NUMBER	EXHIBIT
3.2a	Articles of Amendment to Articles of Incorporation, June 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBEX ADVANCED MORTGAGE TECHNOLOGY INC.
Dated: June 26, 2014	By:	/s/ Diane J. Harrison
Name: Diane J. Harrison Title: Secretary, Director